Exhibit 99.1

Intelligent Bio Solutions Inc. Announces Reverse Stock Split

NEW YORK, February 9, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“Intelligent Bio Solutions” or the “Company”), a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions, today announced a 1-for-20 reverse split of its common stock, effective at 5:00 P.M. Eastern Time today. Beginning on February 10, 2023, the Company’s common stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) on a split adjusted basis under the trading symbol “INBS”, but will trade under the following new CUSIP number: 36151G402.

The reverse stock split was approved by Intelligent Bio Solutions’ stockholders at the annual meeting of the Company’s stockholders held on February 8, 2023. The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with Nasdaq’s listing requirement regarding minimum share price.

As a result of the reverse stock split, every 20 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. Outstanding warrants, equity-based awards and other outstanding equity rights will be proportionately adjusted by dividing the shares of common stock underlying the securities by 20 and multiplying the exercise/conversion price, as the case may be, by 20. The number of shares of common stock issuable upon conversion of the Company’s convertible preferred stock will be proportionately adjusted as set forth in the respective certificates of designation. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number. The par value of the common stock will remain unchanged at $0.01 per share after the reverse split, and the number of authorized shares of common stock will remain at 100 million shares. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some stockholders owning a fractional share as described above.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first biosensor platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting Limited, the Company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top-selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, and UK coroners. A laboratory confirmation service is also available.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto

KCSA Strategic Communications

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com